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                                                                    Exhibit 7(e)

                                     NOTE

$30,000,000.00                                                      May 19, 2000

     FOR VALUE RECEIVED, IDT Corporation, a Delaware corporation ("Borrower"),
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promises to pay to the order of Liberty Media Corporation, a Delaware corporation ("Lender"), the sum of THIRTY MILLION AND NO/100 DOLLARS
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($30,000,000.00), together with interest thereon, pursuant to the terms and subject to the conditions herein set forth.

     1.   The Loan and Advances.  Subject to the terms hereof, the Lender may,
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in its sole discretion (without reference to any independent standard of conduct), make advances (each, an "Advance") to the Borrower from time to time
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on any business day during the period from the date hereof until the Maturity
Date (as defined below), in an aggregate amount not to exceed at any time outstanding an amount equal to the face amount hereof.

     2.   Maturity Date.  The entire unpaid principal balance of this Note,
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together with all accrued and unpaid interest hereon, will be due and payable on
August 1, 2000 (the "Maturity Date").
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     3.   Prepayment.  Borrower shall have the right from time to time to prepay
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without notice or premium the principal balance of this Note in whole or in part. The Borrower shall be required to make mandatory prepayments on this Note equal to the net proceeds from any issuance and sale of equity securities of the Borrower (excluding any issuance pursuant to options granted to employees and directors of the Borrower or issued pursuant to stock option plans of the Borrower, but specifically including any issuance contemplated by the Subscription Agreement, dated as of March 24, 2000, between the Borrower and the Lender (the "Subscription Agreement")).
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     4.   Payment of Principal and Interest.  All payments made pursuant to this
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Note shall be applied first against accrued and unpaid interest and then against unpaid principal on this Note.

     5.   Interest.  Subject to the effect of Section 8, each Advance shall bear
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interest at a rate per annum equal at all times to the lesser of (i) 9% and (ii)
the Maximum Rate. All computations of interest pursuant to this Note shall be made on the basis of a year of 365 or 366 days, as the case maybe, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. For purposes of this Note, "Maximum Rate" means the maximum nonusurious interest rate that any
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time or from time to time may be contracted for, taken, reserved, charged, or received with respect to this Note under laws applicable to the Lender.

     6.   General Provisions as to Payment.  Except as otherwise provided
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herein, Borrower shall make all payments of the principal amount of, and interest on, this Note not later than 4:00 p.m. New York City time on the date when due, in such coin or currency of the United

States of America as at the time of payment is legal tender for payment of public and private debts.

     7.   Events of Default.  Each of the following events shall be an "Event of
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Default" with respect to this Note:

     (a) Borrower fails to make any payment pursuant to this Note when the same is due;

     (b) the insolvency of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against Borrower; or

     (c) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any material property of Borrower.

     8.   Default Remedies.  Upon the occurrence of an Event of Default, Lender
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shall have the right and option to declare the principal balance on this Note to be, and all principal hereunder shall thereupon become, due and payable, without any further presentment, demand, notice of nonpayment, notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. After default or maturity, the unpaid principal shall bear interest at an annual rate equal to the lesser of (a) 15% or (b) the Maximum Rate.

     9.   Representations and Warranties.  The Borrower hereby makes the same
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representations, warranties and acknowledgements to the Lender as are set forth in Section 3 of the Subscription Agreement as if such representations, warranties and acknowledgements were made as of the date hereof; provided that
(a) each of the representations and warranties made in Section 3.2 of the Subscription Agreement with respect to the Subscription Agreement and the Lock-up, Registration Rights and Exchange Agreement (as defined in the Subscription Agreement) shall be deemed to have also been made with respect to this Note, (b) all references therein to the "Transactions" shall be deemed to refer also to the execution, delivery and performance of this Note, including without limitation the payment of principal, interest and default interest hereunder, and (c) all references therein to the "Equity Documents" shall be deemed to refer also to this Note.

     10.  Limitation on Agreements.  It is the intention of Borrower and Lender
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to comply with applicable usury laws.  In furtherance thereof, Borrower and
Lender stipulate and agree that, notwithstanding any provisions contained in this Note, Lender shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate (as defined below), and if Lender ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and if the principal balance of this Note is paid in full, any remaining excess promptly shall be paid to Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payments (other than payments that are expressly designated as interest payments hereunder) as

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

an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     11.  Governing Law.  THIS NOTE IS EXECUTED AND DELIVERED AND IS INTENDED TO
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BE PERFORMED IN THE STATE OF NEW YORK.  THIS NOTE SHALL BE CONSTRUED AS TO BOTH
VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     12.  Rights Cumulative.  All rights and remedies of the Lender under any
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provision of this Note shall be cumulative of all other rights and remedies granted to the Lender at law or in equity, whether or not this Note is then due and payable and whether or not the Lender shall have instituted any suit for collection or any other action in connection with this Note.

     13.  Amendments; Waivers.  No change or modification of this Note will be
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valid or binding, nor will any waiver of any term or condition of this Note be effective unless in writing and signed by Borrower and Lender.

     14.  Binding Effect.  This Note will inure to the benefit of and will be
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binding upon Borrower and Lender and the successors and assigns of each of them.
Borrower may not assign this Note to any person or entity without the express written consent of Lender. Lender may assign this Note to any person or entity without the consent of Borrower.

     15.  Titles.  The titles of the sections in this Note have been inserted as
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a matter of convenience for reference only and do not affect the meaning or construction of any of the provisions of this Note.

     16.  Legal Construction.  If any one or more of the provisions contained in
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this Note is held to be invalid or unenforceable in any respect, then the invalidity or unenforceability will not affect any other provision of this Note, which will be construed as if the invalid or unenforceable provision had never been contained in this Note.

     17.  Third-Party Beneficiaries; Creditors Not Benefitted.  Nothing in this
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Note is intended to benefit any creditor of the Borrower or the Lender or to create any third-party beneficiary hereto.

     18.  Entire Agreement.  EXCEPT AS EXPRESSLY PROVIDED HEREIN, THIS NOTE
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REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT
MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                    IDT CORPORATION

                                    By:    /s/ Stephen Brown
                                       ---------------------------------
                                    Name:  Stephen Brown
                                    Title: Chief Financial Officer

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